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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 (No. 333-66934) of BE Aerospace, Inc. of our report dated April 12, 2001, except for Note 9 which is as of August 10, 2001, relating to the financial statements of M&M Aerospace Hardware, Inc., which appears in the Current Report on Form 8-K of BE Aerospace, Inc. dated August 21, 2001.



PricewaterhouseCoopers LLP
Miami, Florida
August 21, 2001